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                                                                   EXHIBIT 10.23
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                                  COMMERCIAL
                                     LEASE
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THIS LEASE is made as of this 5/th /day of January, 1999, by and between Lot 4
LLC (hereinafter referred to as "Landlord") and the following party (hereinafter referred to as "Tenant"):


                       Acorn Information Services, Inc.


IN CONSIDERATION of the mutual benefits and obligations set forth in this Lease, Landlord and Tenant agree as follows:


                                   ARTICLE I
                                 LEASING DATA


     1.1. LEASING DATA. This Article contains data used in other provisions of this Lease but set forth in this Article for ease of reference. For example, although the Monthly Base Rent is specified in this Article,
           Article IV is the operative provision of the Lease regarding the payment of the Monthly Base Rent. Whenever any item contained in this
           Article is more specifically described in a subsequent Article of the Lease, the more specific description will control.

           (a) The "Building" is the building in which the Leased Premises is located and is known as 4 Corporate Drive, Shelton, Connecticut

           (b) The "Leased Premises" is to be determined, on the second floor or above.

           (c) The "Leased Premises Square Footage" shall be the gross square footage (including a share of the core area) of Tenant's Leased Premises, determined once Tenant's Exhibit A floor area outline becomes final. The square footage of Tenant's Leased Premises shall be calculated by dividing the usable area square footage as determined by Tenant's Exhibit A floor area outline by .84. Once Tenant's Leased Premises Square Footage has been determined, the parties shall execute a memorandum fixing the square footage of Tenant's Leased Premises which square footage will be approximately 5,000 square feet and the parties will initial Tenant's Exhibit A which will then become part of this Lease.

           (d) The "Initial Commencement Date" is upon completion of Landlord's Initial Fit-Out Work.

           (e) The "Initial Term" is the period of time beginning with the Initial Commencement Date and ending at the end of the 60/th/ month from and after the Initial Commencement Date.

           (f) The "Leased Premises Use" is general administrative business offices.

           (g) The "Base Rent" for the Initial Term is $12.00 multiplied by the number of square feet of Tenant's Leased Premises Square Footage. The Base Rent shall be payable in equal monthly installments, in advance.

           (h) The "Security Deposit" is $12,324.06 which amount is paid by the transfer of the security deposit which has been paid as the security deposit under a lease between tenant and 140 Sherman Street LLC, an affiliate of Landlord, under a lease dated October 30, 1996 for the lease of space in a

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               building located at 140 Sherman Street, Fairfield, Connecticut.
               The Security Deposit will be held by Landlord for the Initial Term. Security Deposit will be reduced (credited) at the rate of 20% each December 1/st/.

          (i)  The "Notice Address" for Landlord and Tenant are:

               Landlord:
                       Lot 4 LLC
                       c/o R. D. Scinto, Inc.
                       P.O. Box 880
                       Shelton, CT 06484

               Tenant:
                       Acorn Information Services, Inc.
                       4 Corporate Drive
                       Shelton, CT 06484
                       Attn:  Mr. Venkat Sharma,
                              President

               But Until Initial Commencement Date:
                       Acorn Information Services, Inc.
                       140 Sherman Street
                       Fairfield, CT 06430
                       Attn:  Mr. Venkat Sharma,
                              President

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ARTICLE II - DEFINITIONS

     2.01. CAPITALIZED WORDS AND PHRASES. This Lease contains many words and phrases with initial, capitalized letters. These words and phrases are used as specially defined terms in an effort to make the lease easier to read. An effort has been made to set forth some of the more common defined terms in this Article, but other Articles may also contain defined terms. Whenever a capitalized word or phrase is used in this Lease, it shall have the definition specifically ascribed to it, unless the context of the usage implies otherwise. Some of the definitions listed below may not be used in the main body of the lease. Some definitions which may not be used in the main body of the Lease are nevertheless listed because in some situations, the Data Section or additional provisions or exhibits added to the Lease may incorporate the use of such definitions.

     2.02 "ADDITIONAL RENT" means any charge, other than the Base Rent, payable by Tenant to Landlord under any provision of this Lease.

     2.03. "BUILDING" means the building in which the leased premises is located and "BUILDINGS" means all of the buildings in the Project.

     2.04. "COMMON AREA" means all portions of the Project other than rentable spaces in the Buildings.

     2.05. "CONSENT" or "APPROVAL" of Landlord means only the consent or approval given by Landlord in writing.

     2.06. "CPI" means the United States Department of Labor Bureau of Labor Statistics Consumer Price Index-All Urban Consumers-All Cities (1982-4 = 100), or if such index is no longer published, a substitute selected by Landlord which represents similar changes in consumer prices.

     2.07. "FISCAL YEAR" means the 12 month periods comprising Landlord's fiscal year for the purposes of computing Monthly Additional Rent. It is contemplated that the Fiscal Year will be the calendar year, but Landlord may choose a Fiscal Year other than the calendar year.

     2.08. "LANDLORD'S INSURANCE PREMIUMS" means the premiums for Landlord's Insurance Coverages, Landlord's Insurance Coverages being defined in paragraph 8.02.

     2.09. "LEASED PREMISES" means the rentable space leased to Tenant at the Project, as generally described in the Data Section. A more particular description of the Leased Premises is all space within the lateral, upper and lower boundaries, excluding common utility lines and other similar items, as described below. The lateral boundary of the Leased Premises is the unfinished face of the sheet-rock and inside surface of the glass on all demising walls. If any wall is incomplete as of the inception of the Lease, the lateral boundary shall be the inside face of the demising wall studs until they are sheet-rocked. For the purposes of this paragraph, a demising wall is any wall separating the Leased Premises from any other space within its Building and any exterior Building wall separating the Leased Premises from the outdoors. The upper boundary of the Leased Premises is the lower surface of the suspended acoustical ceiling, and if none, the lower surface of the roof or deck of the next floor above the Leased Premises. The lower boundary of the Leased Premises is the unfinished surface of the concrete floor. The Leased Premises does not include any pipe, conduit, duct chase, wire, structural building support column, or other similar item located within the boundary of the Leased Premises but which represents a building component that serves portions of the Project besides only the Leased Premises.

     2.10. "LEASED PREMISES SQUARE FOOTAGE" means the square footage set forth in Article I, which represents the agreed upon rentable square footage of the Leased Premises, which rentable square footage is different than and in excess of the usable square footage.

     2.11. "LEASED PREMISES UTILITY CHARGES" means the charges payable by Tenant for utility consumption by the Leased Premises, as further described in paragraph 5.02.

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     2.12.  "NOTICE" means only written notification given by one party to the other. Notice may only be given by: a form of US Mail in which the recipient is required to sign a receipt (such as certified, return receipt); a nationally recognized courier service (such as Federal Express or UPS Next Day); and, in the case of Notice to Tenant, delivery to the Leased Premises. All Notices will be effective on receipt, except in the case of delivery to the Leased Premises, in which event the Notice will be effective as of the date of delivery. Notice must be given to the other party at the party's Notice Address, except in the case of Notice to Tenant, which may always be given at the Leased Premises. The Notice Address for each party is the address listed in the Data Section of this Lease, or to such other address designated by a party by Notice to the other party, provided, that Landlord shall not be required to give Notice to more than one address, and if more than one address is specified, Landlord may choose any one address of those designated by Tenant.

     2.13. "PROJECT" means the Building and the real estate associated with the Building, the current boundary of which is described on Exhibit B.

     2.14. "PROJECT OPERATING EXPENSES" means all of the reasonable expenses incurred by Landlord in the Operation of the Project except for those expenses which are specifically excluded in this paragraph below, as may be adjusted by the following sentence. If during all or part of any Fiscal Year the Project has not been fully occupied, then for the purposes of computing Project Operating Expenses for such Fiscal Year, Project Operating Expenses shall be those expenses which would have reasonably been incurred had the Project been fully occupied and would otherwise qualify as proper Project Operating Expenses. The preceding sentence shall in no event allow Landlord to receive payment or reimbursement for more than 100% of the expenses actually incurred by Landlord for the relevant Fiscal Year. Project Operating Expenses includes, without limitation: (a) the cost of any personnel of Landlord directly involved in the operation of the Project, provided such personnel are not above the grade of building manager and provided that the cost of any personnel serving more properties than the Project is allocated to the Project only in proportion to the time spent on the Project business; (b) the cost of equipment and supplies used in the maintenance and operation of the Project (salt and sand in the winter months, for example); (c) the cost of keeping the Project in good repair (repairs & replacements); (d) the cost of utilities serving the Common Area and utilities serving the Leased Premises other than those in Article 5 hereof (electricity for the parking lot lighting and HVAC, for example); (e) a reasonable management fee consistent with the operation of a first-class office building in the local market; (f) the cost of maintenance and cleaning of the Common Area; (g) the cost of equipment maintenance contracts; (h) landscaping costs; (i) restriping and repairing the parking area serving the Project; (j) Landlord's Insurance Premiums; (k) Project Taxes; and (1) any other item reasonably expended for the maintenance, operation, repair and insurance of the Project. Project Operating Expenses shall not include; [i] the cost of any structural repairs or structural replacements for the Building; [ii] the cost of any item that is not reasonable (which means no rates for any services will be billed in excess of fair market rates - which may, for example, include a reasonable premium for overtime, after hours services and emergency services); [iii] any depreciation of any equipment or of any portion of the Project; [iv] any income tax imposed upon Landlord's income or any estate or gift tax of Landlord; [v] any payments on any mortgage debt secured by the Project; [vi] the cost of construction for any additional rentable space in the Project; [vii] fit-out costs for the fit-out of the leased Premises of any tenant. [viii] any marketing and brokerage expenses in connection with the leasing of any space in the Project to any tenant; and [ix] any expenses incurred by Landlord in connection with the enforcement of a lease against any tenant.

     2.15. "PROJECT TAXES" means the regularly assessed real estate tax of the municipality in which the Project is located and any other tax or use charge imposed upon the Project or its operation, such as, without limitation: a sewer assessment or use charge; a fire district tax; and/or a special taxing district tax. Project Taxes does not include any personal property tax imposed upon the personal property of any tenant or any other tax which may be imposed directly upon a tenant rather than the Project or its owner generally.

     2.16. "RENT" means all sums payable by Tenant to Landlord under the provisions of this Lease, including all Base Rent and Additional Rent.

     2.17. "TENANT'S PERCENTAGE" means the percentage equivalent to the ratio of the Leased Premises Square Footage divided by the Total Building Square Footage, which may be adjusted upon any change in the Leased Premises Square Footage or Total Building Square Footage, but will not be adjusted based upon the degree of occupancy of the Project.

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     2.18.  "TERM" means the period of time during which Tenant is entitled to possession of the Leased Premises in accordance with the provisions of this Lease, but does not include any hold over Period.

     2.19. "TOTAL BUILDING SQUARE FOOTAGE" means the gross rentable square footage of all of the rentable tenant spaces in the Building, whether rented or not. The Total Building Square Footage is subject to adjustment, such as an increase if any additional rentable square footage is constructed as an addition to the Building.

     2.20. "WALL STREET PRIME" means the interest rate published by the Wall Street Journal as the base rate of corporate loans posted by at least 75% of the nations 30 largest banks, or a similar substitute rate selected by Landlord if the foregoing rate is no longer published.

ARTICLE III - LEASING OF LEASED PREMISES AND TERM OF LEASE

     3.01. LEASING OF LEASED PREMISES. Landlord hereby leases the Leased Premises to Tenant for the Term, together with a right to use certain portions of the Common Area, subject to the other provisions of this Lease.

     3.02. QUIET ENJOYMENT. Upon payment by Tenant of the Rents herein provided, and upon the observance and performance of all the covenants, provisions and conditions of Tenant's part to be observed and performed. Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the Term without hindrance or interruption by Landlord or any person claiming by or through Landlord, except as expressly provided in this Lease.

     3.03. COMMENCEMENT DATE. The Term will begin on the "Actual Commencement Date". The "Actual Commencement Date" is the Initial Commencement Date set forth in the Data Section, unless Landlord is unable to deliver possession of the Leased Premises on or before the Initial Commencement Date on account of any delay caused by any existing occupant of the Leased Premises not vacating on time or unless Landlord is delayed in completing any Landlord's "Initial Fit-Out Work" (defined in paragraph 3.04). In the case of any such delay, the Actual Commencement Date shall be the Initial Commencement Date extended to the date on which Landlord tenders possession of the Leased Premises to Tenant, in substantially the condition promised to Tenant (for example - as-is & broom clean and/or with substantial completion of Landlord's Initial Fit-Out Work - as may be set forth in other provisions of this Lease regarding the condition of the Leased Premises upon delivery to Tenant).

     3.04. CONDITION OF LEASED PREMISES UPON DELIVERY TO TENANT. The Leased Premises shall be delivered to Tenant on the Actual Commencement Date in as-is condition, broom clean and free of all personal property of others, except that Landlord will perform any work set forth in Exhibit C, attached hereto, as Landlord's Initial Fit-Out Work. Any Landlord's Initial Fit-Out Work shall be performed by Landlord in a good and workmanlike manner. Landlord will commence any Landlord's Initial Fit-Out Work on or before the date felt to be reasonably early enough for the work to be substantially completed on or before the Initial Commencement Date, unless Landlord is unable to begin the work on account of being unable to obtain occupancy of the Leased Premises due to the existing occupancy of another party, in which event, Landlord shall use Landlord's best efforts to obtain possession of the Leased Premises and begin Landlord's Fit-Out Work promptly after possession of the Leased Premises has been obtained.

ARTICLE IV - PAYMENT OF RENT

     4.01. PAYMENT OF RENT. Tenant shall pay the monthly Base Rent and the Monthly Additional Rent on the first day of each month during the Term, in advance. The amount of the Monthly Additional Rent and method of billing therefore is set forth in paragraph 4.02. Any other charge shall be due in accordance with the Lease provision governing the charge. For example, if Tenant is to pay Landlord for any fit-out work, the charge and manner of payment for that may be covered under the provision specifying the fit-out work.

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     4.02.  MONTHLY ADDITIONAL RENT. The Monthly Additional Rent is: [i]
Tenant's Percentage of Project Operating Expenses; plus [ii] Leased Premises Utility Charges. At the beginning of each Fiscal Year, Landlord shall prepare an itemized estimate (in reasonable detail) of all of the Components of the Monthly Additional Rent expected to be incurred by Tenant during the ensuing Fiscal Year. Landlord will provide a copy of the statement of estimated Monthly Additional Rent to Tenant and Tenant shall pay the Monthly Additional Rent based on Landlord's estimated statement, each monthly payment to be 1/12 of the estimated Monthly Additional Rent to be incurred for the full Fiscal Year. After the end of each Fiscal Year, Landlord will prepare an itemized statement of the actual Monthly Additional Rent incurred by Tenant during the prior Fiscal Year, together with a statement of any overpayment or underpayment of actual Monthly Additional Rent based upon the estimated payments made by Tenant. Landlord will render the statement of Monthly Additional Rent actually incurred by Tenant within 90 days after the end of each Fiscal Year. In the case of an underpayment, Tenant shall pay the shortage to Landlord within 30 days after rendering the statement of actual Monthly Additional Rent to Tenant. In the case of an overpayment, Landlord will reimburse the amount of the overpayment to Tenant within 30 days after the rendering of the statement. In the event it becomes apparent to Landlord during the course of a Fiscal Year that the actual Monthly Additional Rent will be materially different than the estimated Monthly Additional Rent (on account of an unexpected increase in the municipal real estate tax, for example), then Landlord may amend the statement of estimated Monthly Additional Rent and the monthly payments will be adjusted such that all of the newly estimated Monthly Additional Rent for the full Fiscal Year will have been paid via the Monthly Additional Rent payments made prior to the new estimate plus payment of the equal adjusted installments of the Monthly Additional Rent payments remaining in the Fiscal Year. If Landlord has not provided Tenant with statement of estimated Monthly Additional Rent prior to the beginning of a Fiscal Year, Tenant shall make installment payments based upon the installments in effect for the prior year until the new statement of estimated Monthly Additional Rent is rendered to Tenant. The calculation of Monthly Additional Rent shall be in accordance with Generally Accepted Accounting Principles (unless express provisions of this Lease deviate). Any component of Project Taxes shall be charged to any period in the same manner in which real estate tax is adjusted on closings for property in the municipality in which the Project is located, but if not adjusted, then in advance, each payment covering the period when first due until the date on which a payment is next first due (the method of adjustment for the regular municipal real estate tax being in advance - based upon a uniform fiscal year). All utility bills and other similar expenses shall be allocated to the period of usage which resulted in the bill. For example, if Landlord receives a Common Area electric bill in January 1994, which bill covers a period beginning in November 1993 and ending in December 1993, the electric bill would be charged to 1993 Project Operating Expenses.

     4.03. ADDITIONAL PROVISIONS REGARDING PAYMENT OF RENT. All Rent shall be due and payable without any setoff or deduction to Landlord at the times specified in this Article, above. If any installment of Rent is not paid within 10 days of its due date, Tenant shall pay a late charge to Landlord equal to the greater of $100 or 5% of the overdue payment. If the outstanding balance of Rent owed to Landlord contains any amount that has not been paid within 10 days of its due date, then beginning on the 11th day, the entire outstanding balance of Rent owed by Tenant shall bear interest at the "Default Rate", until the outstanding balance no longer includes any amounts not paid within 10 days of their due date. The "Default Rate" is the rate of interest equal to the lesser of: [i] 4 % over the "Wall Street Prime" in effect at the time the Default Rate begins to accrue; or [ii] the maximum rate of interest permitted to be charged under law. Any liability for unpaid Rent shall survive the termination of the Lease.

ARTICLE V - LEASED PREMISES UTILITIES

     5.01. RESPONSIBILITY TO PROVIDE UTILITIES TO THE LEASED PREMISES. Landlord shall provide electric power for the lighting and power outlets for the Leased Premises and heating fuel and electricity for the air conditioning system for the Leased Premises. If Landlord is responsible to provide the Leased Premises to Tenant with any plumbing fixtures (such as kitchen facilities with a sink or bathroom facilities), Landlord will provide a water supply to the plumbing fixtures and a waste line from such plumbing fixtures. Landlord will provide Tenant with a location in the Building with a local telephone line connection to which Tenant may run Tenant's telephone lines. Landlord may provide for any utility to be separately metered to Tenant, and, at Landlord's option, may require Tenant to maintain Tenant's own, metered account with the utility company providing such separately metered utility. In the case of any utility for which Tenant is required to maintain Tenant's own separately metered account, Landlord's responsibility to provide such utility to the Leased Premises

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shall consist of being responsible to maintain all building systems installed by
Landlord for such utility system in good repair and providing the utility up to the point of the meter. Tenant, and not Landlord, will be responsible for maintaining the metered account and for keeping the utility turned on from and after the point or the meter.

     5.02. RESPONSIBILITY TO PAY FOR LEASED PREMISES UTILITY CHARGES. Tenant shall pay all charges for utilities used, consumed in or allocable to the Leased Premises ("Leased Premises Utility Charges"). In the case of separately metered utilities, Landlord may direct that Tenant maintain Tenant's own account with the utility company providing the service to the Project, in which case, payment to the utility company and keeping the utility turned on past the point of the meter shall be Tenant's responsibility. If Tenant is in arrears with any utility company for any separately metered utility service to the Project, Landlord may pay the utility company charges, and Tenant shall forthwith owe Landlord reimbursement, together with interest from and after the date of Landlord's payment at the Default Rate (defined in Article IV). If any utility consumption in the Leased Premises is not separately metered, Landlord may allocate the shared utility consumption to the Leased Premises in any reasonable manner. If the electricity consumed in the Leased Premises is not separately metered, Tenant shall pay Landlord for the electric consumption at the rate of $1.25 per square foot of Leased Premises Square Footage per annum, increased by the amount of any rate increase imposed after the execution of this Lease by the utility company providing service to the Building. The preceding $1.25 per square foot per annum rate is based on normal office usage, and Landlord reserves the right to increase the Tenant electric charges in the event that Tenant's electric consumption shall be in excess of normal office usage (for example, excess usage due to a computer installation with high energy consumption). The Leased Premises Utility Charges are payable in monthly installments, in the manner set forth in Article IV.

ARTICLE VI - USE OF LEASED PREMISES AND TENANT'S CONDUCT IN PROJECT

     6.01. PERMITTED USE FOR LEASED PREMISES BY TENANT. Tenant and any permitted assignee or sublessee shall use the Leased Premises for the sole and exclusive purpose set forth in the Data Section and no other purpose. The use or the Leased Premises shall also be in accordance with all laws affecting the Leased Premises, including the municipal zoning laws. Unless the use set forth in the Data Section expressly provides otherwise, the use of the Leased Premises shall be limited to the operation of a general business office. Tenant will comply with all rules and regulations reasonably established by Landlord for the governing of conduct of tenants in general in the Project, of which Tenant is given notice.

     6.02. TENANT ALTERATIONS, TENANT'S CONTRACTORS, MECHANIC'S LIENS, ETC. Tenant shall not cause any alteration or improvement to be made to the Leased Premises or to any other portion of the Project unless Tenant has obtained Landlord's prior Consent. Landlord will not unreasonably withhold Landlord's Consent to such alterations or improvements, but prior to rendering Consent, Landlord may require Tenant to submit building plans (in detail reasonably required by Landlord) and the identity of the contractor or contractors and subcontractors to perform any such alterations and the references for such contractors and subcontractors reasonably requested by Landlord. Prior to the commencement of any such alteration or improvement by any contractor, Landlord will be provided with a certificate of insurance for such contractor, showing public liability coverage, workers' compensation coverage and any other coverage reasonably required by Landlord, which certificate names Landlord as an additional insured and provides that the coverage will not be canceled or not renewed without at least 15 days advance Notice to Landlord. All work performed by or through Tenant shall be performed in full compliance with all laws, shall be carried out in a prompt and workmanlike manner and shall not interfere with the peaceful enjoyment of the Project by any other tenants. Tenant shall promptly pay all contractors and materialmen hired by Tenant to furnish any labor or materials which may give rise to the filing of a mechanic's lien against the Project attributable to alterations and improvements done by or through Tenant. Should any such lien be placed against the Project, Tenant shall cause same to be discharged as against the Project within the sooner of: [i] 10 business days after Tenant receives notice of such lien: or [ii] 10 business days after request by Landlord to remove such lien: [iii] the date on which the lien could have been removed had Tenant used all other reasonable efforts to remove it after Notice from Landlord of it. If bond is filed and such lien is discharged, Tenant shall not be obligated to discharge the lien by payment. Notwithstanding any notice and grace period before default elsewhere set forth in this Lease, if Tenant shall fail to discharge such lien within the time period set forth in this paragraph above, and shall further fail to discharge such lien within 10 more business days after Notice of failure to discharge the lien is

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given from Landlord, then Tenant shall be in material default of the Lease, without any further notice or grace period.

     6.03. TENANT'S GENERAL COMPLIANCE WITH LAWS. Tenant shall, at Tenant's sole cost and expense, comply with all of the requirements of all laws now in force or which may hereafter be in force and not being reasonably disputed by Tenant pertaining to Tenant's use of the Leased Premises and Project and any act therein by Tenant. Specific reference is made to Tenant's duty to comply with all state, federal and local laws concerning environmental protection and Tenant's conduct at the Project. Tenant shall indemnify and hold Landlord harmless from and against any damage, liability, cost and/or expense which Landlord may suffer by reason of Tenant's failure to comply with the laws governing Tenant's conduct at the Project, including all laws concerning environmental protection. Tenant shall undertake no acts which would result in the Leased Premises being defined as an "Establishment" under the environmental laws of the State of Connecticut.

     6.04. SIGNAGE AND WINDOW TREATMENT. Tenant will not place or maintain, or cause to be placed or maintained, on any portion of the Project exterior to the Leased Premises or any portion of the Project (including the Leased Premises) visible from the exterior of the Leased Premises, any sign or advertising matter without Landlord's written consent. Tenant shall not place any object on any portion of the Project exterior to the Leased Premises without Landlord's written consent. Tenant shall not install or maintain any window treatment without the prior written consent of Landlord. Landlord may require Tenant to install window treatments with a particular exterior appearance (color, style and quality), as viewed from the exterior of the Leased Premises.

     6.05. ENVIRONMENTAL COMPLIANCE. Tenant will not under any circumstances cause or permit the depositing, spillage or seepage of any "Hazardous or Special Substance" in any dumpster or in any other area of the Project other than an in an area and in a manner which is in strict compliance with all laws and which is Approved in advance by Landlord. Tenant will not use, store, generate or dispose of any substance in any manner which would cause the Project to be classified as an Establishment under the laws of the State of Connecticut. Tenant will indemnify Landlord from and against any loss, cost, damage, fines, testing deemed reasonably necessary by Landlord or any other expense incurred by Landlord as a result of any violation of any environmental law or this paragraph by Tenant or any agent, servant, employee or contractor of Tenant. "Hazardous or Special Substance" means any substance that may not be dumped in a land fill as general trash, any substance listed under the laws of the State of Connecticut or the United States as a hazardous waste, or any other substance whose use, presence or storage at the Leased Premises requires any person to comply with any environmental reporting or registration requirement under any law.

     6.06 OTHER DUTIES OF TENANT REGARDING MAINTENANCE, REPAIR AND CONDUCT AT THE PROJECT. Tenant will conform Tenant's conduct to the following standards and will perform the following duties, all in a prompt, diligent and workmanlike manner, at Tenant's sole cost and expense:

     (a) Tenant will maintain the Leased Premises in a clean and neat condition;

     (b) Tenant will keep the Leased Premises in good repair, except that any repairs to the structure of the Building which are not necessitated by any negligent or willful act or omission of Tenant shall be performed by Landlord;

     (c) Tenant will remove all trash from the Leased Premises with such frequency as is consistent with the operation of Tenant's business in a first class manner, which will include placing general trash in the appropriate Project Dumpster and recyclable trash in the appropriate Project Dumpster in order to comply with any environmental laws affecting Tenant's conduct.

     (d) Tenant will comply with all laws affecting Tenant's use of the Leased Premises and any recommendations of Landlord's fire insurance rating organization, which laws may include, but are not limited to: the municipal zoning regulations; any environmental laws; and any licensing laws regulating the operation of Tenant's business.

     (e) Tenant will comply with all rules and regulations reasonably established by Landlord regarding the use of the Project, which rules may be presently existing or hereafter established and may

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                                                                          PAGE 8
           include, for example rules governing employee parking, time for rubbish remova1, manner of making deliveries to the Leased Premises and style of signage.

     6.07. LIMITATIONS ON TENANT'S CONDUCT. Tenant agrees to abide by the following limitations regarding conduct at the Project:

     (a) Tenant will not cause or permit the playing of any loudspeakers, phonographs, public address systems or similar audio devices in any manner so as to be audible outside of the Leased Premises:

     (b) Tenant will not place any trash anywhere in the Project outside of the Leased Premises except in the Project Dumpsters of Tenant's Dumpsters, as the case may be.

     (c) Tenant will not cause or permit to emanate from the Leased Premises any objectionable odor, as determined in Landlord's reasonable discretion.

     (d) Tenant will not do anything which interferes with the use and peaceful enjoyment of the leased Premises of any other tenant;

     (e) Tenant will not solicit business in the Common Area via distribution of handbills or other advertising matter or via verbal contact with patrons of the Project, other than personal discussions with persons known to the person soliciting prior to such person's entry into the Common Area.

     (f) Tenant will not permit the parking of any vehicles in any manner which interferes with the drives, sidewalks and fire lanes and any other areas desired to be kept clear by Landlord.

     (g) Tenant will not permit the overnight parking of any vehicles in the parking area.

     (h) Tenant will not receive or ship merchandise or equipment outside of the areas designated by Landlord for loading and unloading.

     (i) Tenant will not place any load on any floor in excess of its loading capacity.

     (j) To the extent that Tenant may control the temperature in the Leased Premises, Tenant will not permit the temperature in the Leased Premises to fall low enough to cause any pipes to freeze.

     (k) Tenant will not keep, use, sell or offer for sale in or upon the Leased Premises any article which may be prohibited by the standard form of fire insurance policy.

     (1) Tenant will not use the Leased Premises or any portion of the Common Area for any purpose prohibited by law or for any activity that is generally considered inconsistent with the operation of a first class building of the same type as the Building.

ARTICLE VII - LANDLORD'S MAINTENANCE OF Project AND OTHER ACTIVITIES OF LANDLORD IN Project

     7.01. LANDLORDS MAINTENANCE DUTIES. Landlord will perform all maintenance and repair reasonably necessary to maintain the Project in a condition consistent with a first class property of the type constituted by the Project (e.g., office building, R&D building, retail center, etc.) in the municipality in which it is located. Notwithstanding the preceding sentence, Landlord's maintenance obligations shall not extend to any maintenance duties of Tenant set forth in Article V or the maintenance of any other portion of the Project which is the responsibility of any other tenant under such other tenant's lease. Landlord's maintenance duties shall be carried out in a prompt, diligent and workmanlike manner and shall include (to the extent not required to be performed by Tenant under Article V):

     (a) keeping the Common Area, including the parking areas reasonably clean.

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                                                                         PAGE 9

     (b) performing snow and ice removal and sanding/salting for all portions of the Common Area constituting parking areas, drives and walkways.

     (c) keeping the exterior and structure of the Buildings in good repair, except that to the extent not covered by Landlord's Insurance, Tenant will be responsible for any repair necessitated by the neglect or willful misconduct of Tenant or Tenant's agents, servants, employees or contractors.

     7.02. PROJECT DUMPSTERS AND TENANT'S DUMSTERS. "Project Dumpsters" are those trash receptacles referred to in this paragraph. Landlord will provide a dumpster or dumpsters for normal volumes of office trash in a location or locations in the Project selected by Landlord. In the event Tenant's refuse consists of other than normal volumes of office trash, Landlord reserves the right to require Tenant to supply a dumpster or dumpsters for Tenant's trash ("Tenant's Dumpsters"), at Tenant's sole cost and expense, under a contract which is subject to Landlord's prior approval, which approval may be withheld on account of the contract not being cancelable on not more than one month's advance notice. The cost incurred by Landlord in providing a dumpster or dumpsters may be included as an element of Project Operating Expenses or may be charged as a Monthly Reimbursement reasonably allocated by Landlord among all of the tenants using any dumpster in common with other parties.

     7.03. LANLORD'S RIGHT TO RELOCATE THE LEASED PREMISES. Landlord reserves the right to relocate the Leased Premises to another space in the Project at any time prior to or during the Term, subject to the following conditions. If Landlord shall desire to relocate Tenant, Landlord shall give Tenant at least 60 days advance Notice of the relocation (the "Relocation Notice"), which shall include the estimated effective date of the relocation and a floor area outline and Leased Premises Square Footage of the new Leased Premises. Tenant shall cooperate in a prompt manner after receipt of Relocation Notice, for the purpose of developing any fit-out plans desired by Tenant for the new Leased Premises. Landlord shall perform and bear the cost of any fit-out desired by Tenant for the new Leased Premises, provided that Landlord shall only be required to perform and pay for any fit-out that is specified by Tenant not later than 30 days after Landlord's Relocation Notice and provided the specified fit-out requested to be performed by Landlord does not constitute a level of fit-out in excess of the level of quality and quantity (on a per square foot basis) as existed in the Leased Premises at the time of Landlord's relocation Notice. Landlord may tender possession of the new Leased Premises to Tenant at any time after the estimated effective date for the relocation contained in the Relocation Notice, provided that any fit-out work required to be performed by Landlord has been substantially completed. Landlord shall either: pay for the reasonable cost of a moving service hired by Tenant (which cost has been Approved by Landlord before the service is hired); or directly arrange and pay for Tenant's move into the new Leased Premises. The date of tender of possession of the new Leased Premises is the Relocation Commencement Date, and on such date: the new Leased Premises shall be substituted for the previous Leased Premises; the floor area outline given by Landlord with the Relocation Notice shall be the new Exhibit A of this Lease; the Base Rent shall be adjusted by the proportionate change in the Leased Premises Square Footage (the square footage being calculated in the same manner as that for the original Leased Premises); and any other factor dependent upon the Leased Premises Square Footage shall be adjusted accordingly. Unless Tenant shall otherwise Consent, the exercise of Landlord's right to relocate Tenant shall be limited such that the Leased Premises Square Footage and the frontage of the new Leased Premises shall not vary by more than 5% from the previous Leased Premises Square Footage. Tenant shall vacate the previous Leased Premises not later than 5 days after the Relocation Commencement Date, leaving the Previous Leased Premises in the same condition as would be required had the Term for the previous Leased Premises come to an end by expiration of time.

     7.04. LANDLORD'S RIGHT TO PERFORM WORK IN PROJECT. Landlord shall have the right to undertake the following activities in the Project: construction of additions to the Buildings and additional buildings; demolition of Buildings; changing the grade and/or layout of the parking area or other Common Area; excavation of the Common Area for the purposes of the above and/or installing or repairing utility lines; and remodeling of the exterior of the Buildings. Landlord's right to undertake any of the foregoing activities shall be limited such that: there will be no unreasonable interference with Tenant's use of the Leased Premises or access thereto; there shall be no materially adverse change with respect to the proximity of Tenant's parking to the Leased Premises; and Tenant's parking shall not decrease below the level required to be maintained under the municipal zoning regulations.

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                                                                        PAGE 10

     7.05. LANDLORD'S RIGHT TO PIPES, ETC. Landlord shall have the right to install, maintain and repair pipes, wires, ducts and similar items in the space above any suspended ceiling and, in the case of an area with no suspended ceiling, in the area of the Leased Premises reasonably close to the underside of the roof or next floor above the Leased Premises. Landlord may enter the Leased Premises for the purpose of performing such installation, maintenance and repair, and for the purpose of performing any maintenance or repair of any portion of the Project for which entry into the Leased Premises is necessary, provided any entry by Landlord under this paragraph is accomplished in a manner which minimizes any disruption to Tenant's business.

ARTICLE VIII - INSURANCE, INDEMNIFICATION, WAIVERS, ETC.

     8.01. TENANT'S INSURANCE COVERAGES. Tenant will maintain Tenant's
Insurance Coverages at all times during the Term. Tenant's Insurance Coverages shall be maintained with an insurance carrier licensed to do business in Connecticut and Approved of in advance by Landlord, Landlord's Approval not to be unreasonably withheld and to be based on whether the insurance carrier maintains a rating reasonably satisfactory to Landlord from a rating service such as A.M. Best. Landlord may require Tenant to name Landlord as an additional insured on Tenant's public liability policy and as a loss payee (to the extent of damage to the realty) of Tenant's property insurance policy. Landlord may require Tenant to provide Landlord with a copy of the policy or policies evidencing Tenant's Insurance Coverages and Tenant shall provide Landlord (prior to the Actual Commencement Date) with a certificate whereby the insurance carrier agrees not to cancel or fail to renew its coverage unless at least 15 days advance Notice is provided to Landlord. If Tenant shall fail to procure Tenant's Insurance Coverages or provide Landlord with the copy of an insurance policy or a certificate of insurance, as Landlord may request under the provisions of this paragraph, Landlord may procure, but without any obligation to do so, any Tenant's Insurance Coverages and Tenant will pay Landlord the reasonable cost of the same. Tenant's Insurance Coverages are the following insurance coverages, or such lesser coverages as Landlord may approve of in advance:

     (a) General public liability insurance coverage in at least the single limit amount of $500,000, without deductible, insuring Tenant against all personal injury and property damage claims arising out of any act or omission of Tenant at the Project and such personal injury and property damage claims for which Tenant is required to indemnify Landlord under the provisions of this Lease.

     (b) All-risk property insurance insuring at least the full replacement value (less a commercially reasonable deductible not to exceed $2,000) of all of Tenant's personal property at the Project and all fixtures and improvements forming a part of and located within the boundaries of the Leased Premises.

     8.02. LANDLORD'S INSURANCE COVERAGES. Landlord may maintain Landlord's Insurance Coverages. Landlord's Insurance Coverages consist of any insurance coverage reasonably maintained by Landlord in connection with the operation of the Project, which coverages may include: a public liability insurance policy; an all-risk property insurance policy, including coverage for rental loss on account of property damage; and workers' compensation coverage for personnel carrying out activities chargeable to Project Operating Expenses.

     8.03. TENANT TO PAY FOR EXCESS INSURANCE PREMIUMS. Tenant will promptly pay Landlord the amount of any insurance premium for Landlord's Insurance Coverages which is in excess of the premium payable had Tenant's use of the Leased Premises been a use for which the lowest premiums for Landlord's Insurance Coverages are available. In the case where Tenant and any other tenant's use or non use of their respective leased premises results in any insurance premium in excess of the most favorable premiums for Landlord's Insurance Coverages, Tenant shall be responsible to pay Landlord the portion of the excess which the Leased Premises Square Footage bears to the total leased premises square footage of all tenants causing the excess premium, or any other reasonable allocation made by Landlord of the excess in premiums for Landlord's Insurance Coverages caused by Tenant.

     8.04. NO SUBROGATION - WAIVERS OF CLAIM. Landlord and Tenant, to the extent not prohibited in their insurance policies, waive the right of subrogation against the other party on account of any insured loss. Tenant and Landlord each recognize that they may obtain property insurance, covering losses to property on account of acts and/or omissions of the other, and if such coverage is not obtained, the party failing to maintain the coverage shall bear the risk of any insurable property loss (less a commercially reasonable deductible) caused by any act or

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                                                                         PAGE 11
omission of the other party not arising to the level of gross negligence or willful misconduct. Accordingly, in the event of any uninsured property loss or damage of Tenant caused by any act or omission of Landlord that does not constitute willful misconduct or gross negligence, which loss or damage could have been insured under a standard tenant's all-risk property insurance policy, Tenant waives any claim against Landlord on account of the loss (except for recovery of a commercially reasonable deductible not in excess of $2,000). Further provided, in the event of any uninsured property loss or damage of Landlord caused by any act or omission of Tenant that does not constitute willful misconduct or gross negligence, which loss or damage could have been insured under a standard Landlord's all-risk property insurance policy, Landlord waives any claim against Tenant on account of the loss (except for recovery of a commercially reasonable deductible).

     8.05. INDEMNIFICATION AGAINST THIRD PARTY CLAIMS. In the case of third party claims arising out of an act or omission of Tenant or an agent, servant or employee of Tenant (a "Tenant Fault Claim") and not out of an act or omission of Landlord or an agent, servant or employee of Landlord (a "Landlord Fault Claim"), Tenant shall be responsible for the Tort Indemnity of Landlord. In the event of a Landlord Fault Claim, Landlord shall be responsible for the Tort Indemnity of Tenant. In the event of claims which are both Tenant Fault Claims and Landlord Fault Claims, Tenant shall be responsible for the claim to the extent of the limit of public liability insurance coverage required to be maintained by Tenant under paragraph 8.01(a). Landlord shall then be responsible to the extent of the limit of Landlord's public liability insurance coverage, and thereafter each party shall be responsible for the claim in the proportion such party's fault bears to the total fault of Landlord and Tenant. Each party shall be responsible for the Tort Indemnity of the other party for the portion of the claim which is the responsibility of the party owing the Tort Indemnity. Tort Indemnity shall mean that the party responsible for the indemnification shall provide the legal defense of the claim (counsel being subject to the approval of the indemnified party, approval not to be unreasonably withheld) and the indemnifying party shall be responsible to pay the amount of the claim (subject to the right to defend it) up to the limits of the indemnifications set forth in this paragraph, above, except that in the case of claims which are both Tenant Fault Claims and Landlord Fault Claims, each party shall be responsible for such party's own costs of legal defense. Tort Indemnity shall not be owed to the extent that the party owing the indemnification has been prejudiced by any failure of the party seeking the indemnification to give Notice to the other party within a reasonable time after said party becomes aware of a claim in which the other party may owe an indemnity obligation under this paragraph.

ARTICLE IX - ASSIGNMENT AND SUBLETTING

     9.01. LANDLORD'S CONSENT REQUIRED FOR ASSIGNMENT AND SUBLETTING. Tenant will not assign this Lease in whole or in part nor sublet all or any part of the Leased Premises without the prior written Consent of Landlord, which will not be unreasonably withheld or delayed. Prior to any assignment or subletting for which Landlord's Consent is required, Tenant shall give Notice to Landlord of the proposed assignee or subtenant and the terms of the proposed assignment or subtenancy, and upon request of Landlord, Tenant will provide Landlord with any other information reasonably requested by Landlord for the purpose of evaluating the proposed assignee or subtenant. Landlord hereby expressly Consents to any assignment or subletting to an entity controlled by Tenant, which controls Tenant, or is under the control of the same entity that controls Tenant (a "Tenant Affiliated Entity"). For the purposes of the preceding sentence, "control" means legal voting control. The Consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such Consent to subsequent assignment or subletting. Assignment or subletting shall include a change in a majority of any ownership of Tenant (in the case of a tenant that is not an individual) and shall include an assignment or subletting by operation of law (attachment of Tenant's interest in the leasehold, for example). Unless landlord shall give express Consent of the release of Tenant, no assignment or subletting or acceptance of any rent from any party in possession of the Leased Premises shall constitute a release of Tenant from the obligations under this Lease. By accepting the assignment of this Lease, any assignee assumes all obligations of Tenant to Landlord from and after the date of the assignment, jointly and severally with Tenant. Any attempted assignment or subletting by 'Tenant without the prior Consent of Landlord shall be void. No assignment or subletting shall provide for a rental payment, or other payment for use and occupancy or utilization, based in whole or in part on the net income or profits derived by any person or entity from the property assigned, subleased, occupied or utilized (other than an amount based upon a fixed percentage of sales), and any such purported assignment or subletting based upon such payment shall be void and any amount payable thereunder or any rental amount therefor passed to any person or entity shall not have deducted therefrom any expenses or costs related in any way to the leasing of such space.

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                                                                         PAGE 12

     9.02. RELEASE OF TENANT ON CERTAIN ASSIGNMENTS AND SUBLETTINGS. Except for an assignment or subletting to a Tenant Affiliated Entity, for which express Consent is given in paragraph 9.01, in the event Tenant gives Landlord any Notice of proposed assignment of this Lease or subletting of more than 50% of the Leased Premises, then Landlord may, by Notice to Tenant. terminate this Lease by lapse of time, effective on the date specified in Landlord's termination Notice. Landlord's termination Notice under this paragraph may only be given within 30 days after Notice of the proposed assignment or subletting from Tenant, unless, within 15 days after the Notice from Tenant Landlord makes a request to Tenant for further information with which to evaluate the proposed assignee or subtenant, in which event the time within which Landlord may give Notice of termination shall be extended to 30 days after Tenant has provided the further information to Landlord. Landlord's termination Notice must specify an effective date for the termination, and if the termination Notice is given, this Lease shall come to an end by lapse of time as if the Term had always expired on the effective date of the termination, and provided Tenant has vacated the Leased Premises in accordance with the provisions of this Lease. Tenant shall be deemed to be released from any further liability or obligations of Tenant under this Lease arising from and after the date Tenant has vacated.

     9.03. LANDLORD'S RIGHTS ON PROPOSED SUBLETTING OR ASSIGNMENT. In the event Tenant desires to sublet or assign this Lease in whole or in part, other than to a Tenant Affiliated Entity, for which express Consent is given in paragraph 9.01, then Landlord shall have the right of first refusal against such subletting or assignment in accordance with the further provisions of this paragraph. Tenant shall give Landlord Notice of the terms of any bona fide offer to sublet or assign pursuant to which Tenant desires to consummate a subletting or assignment, which terms shall not include consideration for the subrent or assignment price in anything other than cash and shall not include the subrent or assignment of any premises other than all or a portion of the Leased Premises. Landlord shall have 15 days after the Notice from Tenant to notify Tenant of Landlord's acceptance of said subletting or assignment terms. If Landlord shall not exercise Landlord's right of refusal within the 15 day time period, the subletting or assignment shall be free of Landlord's refusal right contained in this paragraph as to a subletting or assignment on the terms contain in the Notice from Tenant, provided that such assignment or sublease is executed and commences within not more than 60 days after Tenant's aforementioned Notice to Landlord. If Tenant wishes to sublet or assign at a lower rent, more favorable terms to the assignee or subtenant or outside of said 60 day period, Tenant must again Notice to Landlord the terms of any such bona fide offer acceptable to Tenant and the above process shall be repeated.

ARTICLE X - ESTOPPEL CERTIFICATES, SUBORDINATION, ETC.

     10.01. ESTOPPEL CERTIFICATES. Upon request of Landlord or any mortgagee of Landlord, Tenant shall execute an estoppel certificate, certifying the status of any facts with respect to the Lease. Estoppel certification may include: whether the Lease is in full force and effect; the rentals due under the Lease and the degree to which same have been paid; that there are no defenses or claims against Landlord for any alleged violation of the Lease by Landlord, or a statement of such defenses or claims; acknowledgment of the interpretation or meaning of any term of the Lease, provided such acknowledgement shall not change any term or provision hereof; and such other matters reasonably requested to be certified in the estoppel certificate.

     10.02 SUBORDINATION, ATTORNMENT, ETC. This Lease and all rights of the Tenant under the Lease, will be, at the election of any mortgagee of the Project, either subordinate or superior, all or in part, to the lien of the mortgagee. Notwithstanding the foregoing or any other provision of this Lease to the contrary, if there shall be more than one mortgage on the Project, the rights of Tenant under this Lease shall not be treated as inferior to any inferior mortgage without the consent of all mortgagees superior in right to the mortgage to which Tenant's rights are sought to be subordinated. The subordination provisions in this paragraph shall be self-operative, without the need for any execution of any other document. In the event any proceeding is brought for the foreclosure of the Leased Premises, Tenant agrees to attorn to the mortgagee in the event of strict foreclosure, or to the purchaser in the event of foreclosure by sale or deed in lieu of foreclosure, and recognize such mortgagee or purchaser (as the case may be) as the Landlord under this Lease. Tenant further agrees to execute any further instrument or instruments which Landlord or Landlord's successors in title may at any time require to evidence the subordination of this Lease to the lien of any such mortgage or mortgages and Tenant's agreement to attorn.

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                                                                         PAGE 13

     10.03. EXECUTION OF DOCUMENTS BY TENANT. Tenant will execute and deliver to Landlord or the party designated by Landlord, within ten days after presentation of the proposed form, any estoppel certificate and/or subordination, attornment and/or non disturbance agreement requested to be executed by Tenant pursuant to the terms of this Lease. Tenant further agrees to include in any such documents, if requested by Landlord: an agreement not to pay Landlord rent for more than one month in advance; an agreement to give any mortgagee a notice of any alleged default by Landlord and a reasonable time for such mortgagee to have such default cured before Tenant will exercise any right to terminate this Lease; and an agreement that Tenant will not look to such mortgagee for the return of any security deposit or other monies not actually received by such mortgagee. If Tenant shall not have delivered the executed documents, required to be executed and delivered under this Article, within the ten day period set forth above, Landlord may give Tenant Notice of Tenant's failure to deliver such documents, and if Tenant shall then fail to deliver said executed documents within three business days after delivery of such Notice, notwithstanding any provision for notice and grace period for default elsewhere contained in this Lease, Tenant shall be in default of the Lease, and Landlord shall have all rights provided for in the event of such default including termination. It is acknowledged that foreseeable damages of Landlord on account of a breach of Tenant's obligations under this Article may include the loss of and/or additional charge incurred by Landlord in connection with a sale of the Project or a financing of which the Project is to serve as collateral.

ARTICLE XI - TENANT'S SECURITY DEPOSIT

     11.01. TENANT'S SECURITY DEPOSIT. Tenant's Security Deposit is due and payable to Landlord upon execution of this Lease. The Security Deposit shall be security for the full and faithful performance of all obligations of Tenant under this Lease. The rights and remedies reserved to the Landlord under this Lease are cumulative, and in the event of a default by the Tenant, the Landlord shall not be required to resort to the Security Deposit before exercising any other remedy available to Landlord under this Lease or by law. The Security Deposit will be refunded without interest to the Tenant promptly following the expiration of this Lease, except to the extent the Security Deposit has been applied to any damages of Landlord on account of Tenant's failure to comply with any obligation of Tenant under this Lease. In no event, except when the Landlord elects at Landlord's sole option to do so, may the Tenant set off or apply any part of the Security Deposit against any Rent.

ARTICLE XII - CASUALTY DAMAGE TO PROJECT

     12.01. REPAIR OF DAMAGE AND RENTAL ABATEMENT DURING REPAIR PERIOD. If the Leased Premises or any portion of the Project materially affecting the appearance or use of the Leased Premises is damaged by fire or other casualty during the Term, Landlord shall, at Landlord's own expense, use best efforts to cause the damage to be promptly repaired within a reasonable time, which Period shall not exceed six months. If by reason of such damage not the fault of Tenant, any portion of the Leased Premises is thereby rendered untenantable and Tenant ceases use of said portion of the Leased Premises, the Monthly Base Rent and Monthly Additional Rent shall be abated in proportion to the area of the Leased Premises rendered untenantable and which is not used by Tenant, said abatement to continue until the sooner of the time when the Leased Premises is repaired or until Tenant uses the damaged portion of the Leased Premises. Landlord's obligation to restore under this Article shall be limited to the extent of insurance proceeds made available by any mortgagee having control over the disposition of such proceeds and shall be limited to not include the restoration of any portion of the Leased Premises for which Tenant is required to maintain property insurance under paragraph 8.01. Tenant shall be responsible to promptly restore any portion of the Leased Premises for which Tenant is required to maintain property insurance under paragraph 8.01.

     12.02. TERMINATION FOR FAILURE TO REPAIR. If the Leased Premises or any portion of the Project is damaged by fire or other casualty not the fault of Tenant during the Term, and if said Damage materially adversely affects Tenant's ability to carry on Tenant's business in the Leased Premises, then if the portion of the damage that is not Tenant's responsibility to restore is not repairable or repaired within six months, Landlord or Tenant shall have the right to be exercised by Notice to the other party to terminate this Lease, which Notice may not be given later than any date upon which the damage has been substantially repaired. Upon the giving of such termination Notice, the Term shall immediately come to an end by lapse of time.

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                                                                         PAGE 14

ARTICLE XIII - EMINENT DOMAIN

     13.01. TERMINATION ON ACCOUNT OF TAKING. If any portion of the Leased Premises or any portion of the Project materially affecting the appearance or use of the Leased Premises is taken in condemnation proceedings or by any right of eminent domain, this Lease shall terminate by lapse of time, as if the Term had always ended on the effective date of the vesting of title in the condemning authority.

     13.02. TENANT NOT ENTITLED TO LANDLORD'S AWARD. In the event any portion of the Project is taken in condemnation proceedings or by any right of eminent domain or is transferred by Landlord under the threat of and in lieu of the exercise of the power of eminent domain, all proceeds of any award, judgment or settlement payable by the taking, condemning or transferee authority shall be and remain the sole and exclusive property of Landlord, and Tenant waives any right to make any claim to said award, judgment or settlement received by Landlord. Tenant may pursue Tenant's own claim against the condemning authority permitted by statute to be paid to Tenant without diminishing or reducing the award, judgment or settlement payable to Landlord.

ARTICLE XIV - LANDLORD'S LIABILITY LIMITATIONS

     14.01. LIMITATIONS REGARDING SECURING CLAIMS. In the event of any alleged default of Landlord, Tenant agrees that Tenant will not seek to secure any claim for damages or indemnification by any attachment, garnishment or other security proceeding against any property of the Landlord other than the Project, or, if sold, any sales proceeds of the Project, and in the event Tenant obtains any judgment against Landlord by virtue of an alleged default of Landlord, Tenant agrees that Tenant will not look to any property or Landlord other than the Project, or if sold, any sales proceeds, for satisfaction of such judgment. In no event will Tenant be entitled to recover against Landlord, or prosecute or maintain any action for the recovery against Landlord of, any consequential damages and/or business interruption damages against Landlord on account of any act or omission of Landlord which constitutes a breach of this Lease by Landlord.

     14.02. TRANSFER OF LANDLORD'S INTEREST IN PROJECT. Upon any transfer of Landlord's interest in the Project, the then transferor Landlord shall be relieved of any and all liability to Tenant arising from and after the transfer, and the transferee Landlord shall not be liable to Tenant for any liability arising prior to the transfer. Notwithstanding the foregoing, if any condition shall exist on the date of transfer which would entitle Tenant to terminate this Lease or the continuance of which would entitle Tenant to terminate this Lease after the passage of time, unless the condition is corrected within any time allowed under this Lease or by law, the transfer shall not affect Tenant's right to terminate.

     14.03. NO LIABILITY FOR THEFT, ETC. All property of Tenant in the Project shall be kept at Tenant's own risk, and Landlord shall not be responsible for any theft of Tenant's property or any property of any agent, servant, employee, contractor or invitee of Tenant, unless the theft is committed by Landlord, and Tenant shall indemnify and hold Landlord harmless from any claim against Landlord by any agent, servant, employee, contractor or invitee of Tenant based upon any allegation of theft for which Landlord's liability is disclaimed under this paragraph.

ARTICLE XV - DEFAULTS AND ENFORCEMENT OF LEASE

     15.01. EVENTS OF DEFAULT BY TENANT. Tenant will be in default of Tenant's obligations under the Lease upon the happening of any of the following:

     (a) If any payment of Rent has not been made within 5 business days after Notice to Tenant that the payment has not been received by Landlord on or before its due date.

     (b) If Tenant shall commit a default on account of a failure to execute and deliver any estoppel or subordination, non disturbance and/or attornment agreement in the manner provided in Article X.

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                                                                         PAGE 15

     (c) If Tenant shall commit a default on account of a failure to discharge a mechanic's lien in the manner provided in paragraph 6.02.

     (d) The failure to cure any non compliance with the obligations for the continuous operation of Tenant's business set forth elsewhere in this Lease, if any, within 5 business days after Notice from Landlord for a first violation in any one year, 2 business days for a second violation in any one year and any violation thereafter, without Notice for a third or more violation in a one year period.

     (e) The failure to cure within 30 days after Notice to Tenant the non compliance by Tenant with any other obligation of Tenant under this Lease, except that in the case of an obligation not capable of being cured within said 30 day period (determined without regard to the cost or ability to pay for compliance), Tenant will not be in default as long as Tenant has commenced the cure of the non compliance reasonably promptly after the Notice and is continuously thereafter diligently proceeding to complete the cure.

     15.02. REMEDIES ON ACCOUNT OF DEFAULT. In the event of default by Tenant, then Landlord may terminate this Lease and recover possession of the Leased Premises, and Landlord may exercise any other remedy available under the law to Landlord on account of a breach of lease by a tenant.

     15.03. COSTS OF ENFORCING LEASE. Landlord shall be entitled to reimbursement from Tenant of the reasonable costs of enforcement of this Lease incurred by Landlord (including a reasonable attorney's fee) in any action or proceeding (whether or not suit is brought) of Landlord to enforce the provisions of this Lease on account of any failure of Tenant to adhere to Tenant's obligations under this Lease, provided that Landlord prevails in such action or proceeding.

     15.04. JURY WAIVER, FORUM AND VENUE. Landlord and Tenant waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other of any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Leased Premises, and/or claim of injury or damage. In any dispute between the parties relating to the tenancy hereby created, unless the parties shall agree otherwise, the exclusive forum for any such legal action shall be the Connecticut state court hearing landlord and tenant disputes, with venue based on the location of the Leased Premises and not the residence or location of the parties.


ARTICLE XVI - VACATING AT END OF TERM, HOLDING OVER

     16.01. VACATING LEASED PREMISES AT END OF TERM. At the expiration of the Term, whether by lapse of time or for any other reason, Tenant will surrender the Leased Premises to Landlord. the condition of which upon the surrender shall be broom clean, free of all personal property and in good repair, reasonable wear and tear excepted. All keys to any doors at the Leased Premises shall be turned over to Landlord upon the surrender, and Tenant shall provide Landlord with any other means for opening any other locks (safes, vaults, etc.) at the Leased Premises upon the surrender. Prior to the surrender: Tenant shall remove all of Tenant's trade fixtures, unless Landlord shall Consent to the retention of any trade fixture; Tenant will remove any alteration that had made in the Project by Tenant without Landlord's Approval; and Tenant will repair and/or restore the Leased Premises and/or Project as a result of any removal of any fixture or improvement removed by Tenant. Without diminishing Tenant's responsibility to remove items from and repair damage in the Leased Premises at the end of the Term, if, prior to Tenant's vacating of the Leased Premises, Tenant fails to remove any item of personal property or any trade fixtures or improvement that it is Tenant's responsibility to removed, all such item will become the property of Landlord.

     16.02. HOLDING OVER. If Tenant shall hold over beyond the end of the Term with the Consent of Landlord, then the provisions of the hold over tenancy shall be the same provisions set forth in this Lease governing the rights and obligations of the parties during the Term, except that: the tenancy shall be on the basis of a month to month tenancy, terminable by Landlord immediately by issuance of a notice to quit possession, as long as the quitting date is at least 8 days after the giving of the notice to quit; there shall be no rights or options in Tenant to extend the Term, increase or decrease the size of the Leased Premises, purchase any portion of the Project, exercise

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                                                                         PAGE 17
any right of refusal to any leasing or sale of any portion of the Project or any similar rights that may have been in effect during the Term; and the Monthly
Base Rent for the hold over shall be the Monthly Base Rent in effect immediately prior to the end of the Term, which shall be increased in the same manner as the Monthly Base Rent had been increased by any formula or with any regular frequency during the Term. If Tenant shall not have vacated the Leased Premises on or before the end of the Term and does not have Landlord's Consent to remain in the Leased Premises, the failure to vacate shall not be treated as a hold over for any further term and it is agreed that the use and occupancy damages for which Tenant will be liable during any such period of occupancy will be the amount that would have been payable as Additional Rent had this Lease remained in effect during the period of occupancy plus an amount equal to twice the Monthly Base Rent in effect at the end of the Term.

ARTICLE XVII - MISCELLANEOUS PROVISIONS

     17.01. NO WAIVER OF OBLIGATIONS. The waiver by Landlord or Tenant of any breach by or obligation of the other party of any provision in this Lease shall not be deemed to be a waiver of any other breach or obligation. The acceptance of any Rent by Landlord or the payment thereof by Tenant shall not be deemed to be a waiver of any breach by any party. No payment by Tenant or receipt by Landlord of any payment which is less than the amount due shall be deemed to be a waiver of any right to obtain payment of the full amount due, and Landlord may apply any payment by Tenant to any charge owed by Tenant to Landlord under the provisions of this Lease, and no restrictive endorsement, statement of Tenant or any other attempt by Tenant to restrict the application of the payment in any contrary manner shall be operative or effective, and no endorsement on any check or payment made by or on the behalf of Tenant shall be deemed as any accord and satisfaction for any obligation, other than satisfaction of the charge to which Landlord has applied the payment. No waiver of any breach or obligation of any party shall be effective unless in writing by the party charged with the waiver.

     17.02. ENTIRE AGREEMENT. This Lease, including any exhibits attached to it or referenced by it, constitute the entire agreement between the parties as to this leasing, and there are no covenants, promises, agreements, conditions or understandings, either oral or written between the parties other than those contained in or specifically referenced by this Lease. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon either party unless in writing by the party to be charged.

     17.03. SEVERABILITY. The provisions of this Lease are severable, and if any provision shall be determined to be invalid or unenforceable, the provision shall be enforced to the extent permitted by law and, to the extent any provision or portion thereof remains unenforceable or invalid, it shall be severed from this Lease and the remainder of the Lease shall be valid and enforced to the fullest extent permitted by the law.

     17.04. HEADINGS NOT TO LIMIT EFFECT OF LEASE. The headings for the articles and paragraphs of this Lease are inserted for ease of reference only and no such heading shall be interpreted to limit the operation of any language contained in the article or paragraph following the heading. All language in this Lease shall be given its full operative effect, regardless of the article or paragraph in which it is located and regardless of its location, proximity or lack of proximity to any other related or unrelated provisions.

     17.05. DATES. If the Initial or Actual Commencement Date or any other date of which any obligation or event in this Lease is dependent is not a date certain, the Commencement Date shall in no event be later than a time which would not violate any applicable rule against perpetuities, determined as if all relevant lives in being ceased as of the date of execution of this Lease.

     17.06. FORCE MAJEURE. In the event that Landlord or Tenant shall be delayed in, hindered in, or prevented from, the performance of any act required under the provisions of this Lease, except for the payment of money, by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party whose act is delayed ("Force Majeure"), then as long as the party whose act is delayed is using best efforts to avoid the delay and the effect of the Force Majeure, then performance of such act shall be excused for the period of the delay.

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                                                                         PAGE 17

     17.07. LANDLORD'S ENTRY INTO LEASED PREMISES. Landlord and Landlord's agents and other representatives shall have the right to enter into and upon the Leased Premises at all reasonable hours, upon reasonable advance written or verbal notice to Tenant and consistent with Tenant's security requirements, for the purpose of examining the Leased Premises or making such repairs or alterations therein as may be necessary, in Landlord's reasonable discretion, for maintaining the Project in a condition of safety and good repair. Landlord's entry under this paragraph may be made at any hour and without notice in the case of emergency. During any period in which Tenant is in possession of the Leased Premises, Tenant will provide Landlord with a key or set of keys and any other means necessary for Landlord to gain emergency access to the Leased Premises in accordance with the provisions of this Paragraph, and Tenant shall update the key, keys or other means of access on hand with Landlord at any time the locks to the Leased Premises are changed.

     17.08. SHOWING OF LEASED PREMISES. Tenant will permit Landlord and Landlord's agents to show the Leased Premises to any prospective purchaser of the Project at reasonable hours and upon advance written or verbal notice to Tenant. During any period in which there are less than 6 months remaining in the Term, Tenant will permit Landlord and Landlord's agents: to show the Leased Premises to any prospective tenant for the Leased Premises at reasonable hours and upon advance written or verbal notice to Tenant; and to place a sign on the front of the Leased Premises offering the same for lease, so long as it does not interfere with any of the Tenant's signage permitted under other provisions of this Lease.

     17.09. NO RESERVATION OR OFFER. The submission of this Lease for examination does not constitute a reservation of the Leased Premises, and option to lease the Leased Premises or in any other manner an offer by Landlord, unless and until it is executed by Landlord and delivered to Tenant.

     17.10. NO RECORDING. Tenant shall not record this Lease, but Landlord agrees to execute a notice of lease in accordance with the Connecticut General Statutes regarding the recording of notices of lease. Tenant may record the notice of lease. If Tenant violates this paragraph, then notwithstanding any other provision in this Lease to the contrary, Landlord may, at Landlords election, without any further Notice or cure period, terminate the Lease on account of the breach.

     17.11. JOINT AND SEVERAL LIABILITY. The references to Tenant and Landlord in this Lease mean all persons or entities comprising Tenant or Landlord at any given time, and if Tenant or Landlord shall consist of more than one person or entity, the obligations of each person or entity shall be joint and several with all other persons or entities comprising Tenant or Landlord, as applicable.

     17.12. CHOICE OF LAW. Connecticut law shall apply to all state law matters arising under this Lease.


ADDITIONAL TERMS:


- Effective on the Initial Lease Commencement Date, Robert D. Scinto, a member of the Landlord, shall cancel a lease between Tenant and 140 Sherman Street LLC, an affiliate of Landlord, dated October 30, 1996 for the lease of space in a building located at 140 Sherman Street, Fairfield, Connecticut. Tenant agrees to vacate the space in the 140 Sherman Street building on or before the Initial Commencement Date and the lease for that space will come to an end by lapse of time.

- Payment of rent and all associated costs will be waived for the first month following the initial lease commencement date.

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                                                                         PAGE 18

  IN WITNESS WHEREOF, each party has caused this Lease to be executed on the date below written, the date of the Lease being as of the date set forth on the face page, if different than the date of execution for either party.



  Landlord                    Tenant


/s/ Robert D. Scinto          /s/ Venkat Sharma
-------------------           -----------------
  Lot 4 LLC                   Acorn Information Services, Inc.


  By:  Robert D. Scinto       By:  Venkat Sharma


  Its: Member                 Its: CEO


  Date: January 5, 1998       Date: 12/12/91



                              Subscribed and Sworn to before me, a Notary
                              Public, in and for County of Fairfield and State of Connecticut, this 17 day of December, 1997.


                                    /s/ Ellen B. McQuade-Smith
                                    --------------------------
                                         Notary Public



                                    Ellen B. McQuade-Smith
                                    Notary Public
                                    My Commission Expires June 30, 2002










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                                                                         PAGE 19

State of Connecticut


                           ss City/Town of Fairfield


County of Fairfield


     Personally appeared Venkat Sharma, signer and sealer of the foregoing instrument, who acknowledged himself or herself to be the CEO of Acorn Information Services, Inc. and the execution to be his or her free act deed and the duly authorized free act and deed of his, before me, this 17 of December, 1997.



                                    /s/ Ellen B. McQuade-Smith
                                    --------------------------
                                         Notary Public



                                    Ellen B. McQuade-Smith
                                    Notary Public
                                    My Commission Expires June 30, 2002



State of Connecticut


            ss City/Town of Shelton


 County of Fairfield


     Personally appeared Robert D. Scinto, signer and sealer of the foregoing instrument, who acknowledged the same to be his free act and deed, before me, this 5/th/ day of January, 1998.


                                    /s/ Eleanor M. Choate
                                    ---------------------
                                       Notary Public



                                    Eleanor M. Choate
                                    Notary Public
                                    My Commission Expires July 31, 1998

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                                                                         PAGE 20

--------------------------------------------------------------------------------

                                   EXHIBIT C

--------------------------------------------------------------------------------

                     ADDITIONAL LEASE PROVISIONS REGARDING
                        LANDLORD'S INITIAL FIT-OUT WORK


     1. Tenant shall, within 2 weeks of the date on which this Lease is executed by Tenant, deliver to Landlord final and complete dimensional architectural and mechanical drawings and specifications for partitions, layouts, including openings, ceiling and lighting layouts, electrical outlets, finishing schedule, and any and all other information as may be necessary to complete the Leased Premises, or approve in writing of the architectural plans prepared by Landlord's architect, with the exception of flooring selection, color choices and other finish materials selection (the "Initial Fit-Out Plans"). Tenant shall, within 2 weeks after Tenant has delivered the above plans to Landlord or approved of the plans that Landlord's architect has prepared, make, in writing, flooring selection, color choices and other finish materials selections which have not been specified in the above plans. Notwithstanding any provision for determination of the Commencement Date elsewhere set forth in this Lease, if Tenant shall fail to either submit or approve of the Initial Fit-Out Plans or make the flooring selection, color choices and other finish materials selections within the time periods set forth above, Landlord may, at Landlord's option, set the Commencement Date as the later of the date specified as the Commencement Date or estimated Commencement Date in the Lease; or the 74th day from the date the Lease is executed by Tenant.

     2. Tenant's Initial Fit-Out Plans shall be reviewed by Landlord's architect and shall include both Building Standard Work (as hereinafter defined) and Special Work (that work in excess of Building Standard Work) and shall be consistent with the design, construction and equipment of the Building. Such plans shall show the location and extent of any excess floor loading and all special requirements for air conditioning, plumbing and electricity, and the estimated total electrical load. Unless otherwise provided, Tenant may make use of Landlord's architectural services, within reasonable limits, for development of Tenant's Initial Fit-Out Plans, without charge to Tenant. Tenant's Fit-Out Plans are expressly subject to Landlord's written approval, which Landlord will not unreasonably withhold.

     3. Landlord shall perform the construction and/or remodeling work set forth in the Initial Fit-Out Plans, except expressly indicated otherwise elsewhere in this Lease or on the Initial Fit-Out Plans ("Landlord's Fit-Out Work"). Landlord's Initial Fit-Out Work shall be carried out in a workmanlike manner, in compliance with all applicable building codes.

     4. Landlord shall bear the cost of all Building Standard Work. Tenant shall pay for the cost of any part of Landlord's Initial Fit-Out Work constituting Extra Work. No allowance shall be made for the omission of any Building Standard Work except as specifically set forth herein. "Extra Work" is any portion of Landlord's Initial Fit-Out Work in excess of Building Standard Work. "Building Standard Work" that portion of Landlord's Initial Fit-Out Work consistent with the following:

          a. Partitions of at least 5/8" sheetrock to hung ceiling, mounted on steal or wood studs to provide for the reasonable subdivision of the Leased Premises at a rate not exceeding six straight lineal feet of such partitioning per 100 square feet of rentable floor area or fraction thereof. Sheetrock walls and/or windows shall be provided to all Leased Premises boundary walls, and on walls separating other space in the building, shall run to structure above ceiling;


          b. Doors at least 7' - 0" high and -3' - 0" wide of wood construction, with metal frames, including latch sets and doorstops, at the rate of not more than one door per 500 square feet of rentable floor area or fraction thereof and, in the case of the entrance door to the Leased Premises, one lock set and door closer;

          c. Flooring; commercial grade carpeting throughout the Leased Premises, consisting of 100% nylon static control, 30 ounce, cut pile, 10 year guaranty, Patchcraft brand, or equal.

          d. Painting of all wall surfaces, doors and trim, included in Building Standard Work, with not more than one color in each room, with two or three coats as necessary. The colors shall be selected by Tenant from a spectrum of colors supplied by Landlord.

          e. Electrical distribution system sufficient to provide for a lighting load of 2 watts per square foot of useable floor area, or fraction thereof, plus an additional electrical load of 2 watts per square foot of useable floor area or fraction thereof for electrical receptacles, at the rate of not more than one duplex receptacle for each 125 square feet of rentable floor area or fraction thereof. Lighting fixtures of not more than one fixture (a four 40-watt tube fixture, measuring two feet by four feet with acrylic lenses) per 125 square feet of useable floor area or fraction thereof. Light switches provided as per applicable building code. Perimeter offices shall have separate switches.

          f. Ceiling of 2 foot by 4 foot lay-in suspended acoustical the with Armstrong "Second Look" tile or equivalent.

          g. Heating, Ventilating and Air Conditioning systems in general shall consist of gas heating and electric cooling. Building standard HVAC shall allow the following conditions to be maintained: In the cooling season, interior conditions of not more than 78 degrees F. Dry Bulb, and 50% relative humidity when the outside temperature is not more than 90 degrees F, Dry Bulb, and 77 degrees F, Wet Bulb; and in the heating season, not less than 68 degrees F. Dry Bulb, when the outside temperature is not less than 0 degrees F, Dry Bulb. Maintenance of these conditions is contingent on the sources of heat within the Leased Premises not exceeding one person per 100 square feet of useable floor area, or fraction thereof, and four watts of electrical consumption for all purposes, including lighting and power, per square foot of useable floor area, or fraction thereof. If and to the extent that the sources of heat in the Leased Premises exceed the aforesaid design criteria, any additional cost incurred by the Landlord in furnishing and operating equipment capable of meeting the heating or air conditioning performance criteria set forth above shall be reimbursed to Landlord by Tenant.

     5. Payment for the cost of any Extra Work shall be required to be made in installments, as the work progresses, 1/3 upon delivery of an estimate therefore by Landlord, 1/3 upon substantial completion of the sheetrock, and 1/3 upon substantial completion of the Extra Work. Each progress payment due within 15 days after presentment of an invoice therefore from Landlord. In the event any progress or payments shall be late beyond their 15 day due dates, Landlord may accelerate the Commencement Date by the number of days each payment is late beyond its due date, regardless of whether the Leased Premises construction is completed by the Commencement Date.

     6. All telephone equipment and data processing wiring for any computer system that Tenant may desire in the Leased Premises, as well as any other work not constituting a part of Landlord's Initial Fit-Out Work, shall be installed by Tenant, at Tenant's sole cost and expense. Landlord will give access to the Leased Premises to decorators and other contractors employed by Tenant for the purpose of making such improvements therein, when so long as, in Landlord's reasonable judgment, the work to be done in the Leased Premises by Landlord as provided herein shall have been completed to such an extent that the making of such improvements will not interfere with or delay Landlord's performance of the remaining portion of its work, it being understood that Tenant shall not be deemed to have entered into occupancy of the Leased Premises by reason of the presence in the Leased Premises of any decorator or other contractor. If at any time such entry shall cause disharmony, delay or interference with Landlord's performance of the remaining portion of the work, this license may be withdrawn by Landlord immediately upon notice to Tenant.

     7. Notwithstanding anything in this Lease to the contrary, if Landlord shall be delayed in completing Landlord's Initial Fit-Out Work or if Landlord shall be otherwise delayed in obtaining a certificate of occupancy for the Leased Premises, and if such delay is caused by the failure of Tenant to provide reasonable turn around time on architectural decisions to be made by Tenant, or the failure of Tenant to provide items to the Leased Premises on time which are Tenant's responsibility, then the Commencement Date shall be the date on which the Leased

Premises would have been ready but for the delay due to Tenant. Further, in the event Landlord shall be delayed in obtaining delivery of any item specially ordered for Tenant's Leased Premises in accordance with Tenant's Initial Fit-Out Plans and if such delay shall cause a delay in the completion of Landlord's Initial Fit-Out Work, the Commencement Date shall be the date on which Landlord would have been able to complete Landlord's Initial Fit-Out Work but for the delay in obtaining the specially ordered item. Landlord shall use best efforts to obtain prompt delivery of all items required for completion of Landlord's Initial Fit-Out Work in time to complete the Leased Premises on time. In the event, however, that Landlord shall foresee difficulty in obtaining timely delivery of any such specially ordered item referred to above, Landlord shall notify Tenant of this condition, and Tenant shall have the option of obtaining delivery of said item through Tenant's own source or replacing the item for which timely delivery is not obtainable with an item with an earlier delivery date.

     8. Notwithstanding anything in this Exhibit C to the contrary, Landlord's Fit-Out Work shall be carried out in accordance with "Building Standard Work" specifications and with the exception Landlord shall furnish sufficient quantities of the Building Standard Work items in order to complete Landlord's Fit-Out Work, without regard to any quantity limitations set forth in paragraph 4 above.